Exhibit 9(i) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K



                             BT PYRAMID MUTUAL FUNDS


                                    EXHIBIT D
                                     TO THE
                      ADMINISTRATION AND SERVICES AGREEMENT
                           MADE AS OF OCTOBER 28, 1992
                                     BETWEEN
                BT PYRAMID MUTUAL FUNDS AND BANKERS TRUST COMPANY
                            AS REVISED: JUNE 10, 1998


BT Investment Money Market Fund..................................0.15%
BT Investment Equity 500 Index Fund..............................0.15%
BT Investment Limited Term U.S. Government Securities Fund.......0.30%
BT Institutional Asset Mangement Fund............................0.15%
BT Investment Equity Appreciation Fund
      Advisor Class..............................................0.50%
      Investment Class...........................................0.50%
BT PreservationPlus Fund
      Institutional Class........................................0.10%
      Institutional Service Class................................0.10%
      Investment Class...........................................0.25%
      Retirement Class...........................................0.35%
      Service Class..............................................0.25%